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                                                                     Exhibit 5.1

                                Hale and Dorr LLP
                               Counsellors at Law
                  60 State Street, Boston, Massachusetts 02109
                          617-526-6000 FAX 617-526-5000

                                April 2, 1997




Ascent Pediatrics, Inc.
187 Ballardvale Street
Wilmington, MA 01887

         Re:      Registration Statement on Form S-1

Ladies and Gentlemen:

     This opinion is furnished to you in connection with a Registration Statement on Form S-1 (File No. 333-23319) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of 2,300,000 shares of Common Stock, $.00004 par value per share (the "Shares"), of Ascent Pediatrics, Inc., a Delaware corporation (the "Company"), including 300,000 Shares issuable upon exercise of an over-allotment option granted by the Company.

     The Shares are to be sold by the Company pursuant to an underwriting agreement (the "Underwriting Agreement") to be entered into by and among the Company and Cowen & Company, Volpe Brown Whelan & Company, LLC and Adams, Harkness & Hill, Inc., as representatives of the several underwriters named in the Underwriting Agreement, the form of which has been filed as Exhibit 1 to the Registration Statement.

     We are acting as counsel for the Company in connection with the issue and sale by the Company of the Shares. We have examined signed copies of the Registration Statement as filed with the Commission. We have also examined and relied upon the Underwriting Agreement, minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, stock record books of the Company as provided to us by the Company, the Certificate of Incorporation and By-Laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.


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Ascent Pediatrics, Inc.
April 2, 1997
Page 2

     In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

     We assume that the appropriate action will be taken, prior to the offer and sale of the Shares in accordance with the Underwriting Agreement, to register and qualify the Shares for sale under all applicable state securities or "blue sky" laws.

     We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the Delaware General Corporation Law statute and the federal laws of the United States of America.

     Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.

     It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the captions "Legal Matters" and "Experts."

                                             Very truly yours,

                                             HALE AND DORR LLP